EXHIBIT 10.3

December 16th, 2009

Amendment to Share Exchange Agreement dated August 24, 2007

Whereas, IA Global, Inc. and Raymond Pedersen entered into a Share Exchange Agreement on August 24, 2007 related to his ownership in Slate Consulting Co Ltd.

Whereas, IA Global, Inc. acquired a 20.25% interest in Slate Consulting Co Ltd by acquiring 40,500 shares in exchange for 3,600,000 shares of IAO common stock.

Whereas, the parties desire to amend the Share Exchange Agreement as follows:

1.  Slate Consulting Co Ltd agrees to pay IA Global, Inc. 1 Million IAO shares and 5 million Yen . Slate Consulting Co Ltd will reacquire 40,500 shares of Slate Consulting owned by IA Global, Inc.

2.  Slate will pay IAO on the following schedule: 1 Million IAO shares: December 31st 2009. 500 000 Yen January 31st, 2010. 1.5 Million Japanese Yen April 30, 2010 and 3 Million Japanese Yen July 31st, 2010.

3.  Ray Pedersen and Slate Consulting Co Ltd. agree to not sell or transfer any IAO shares until August 1, 2010.

4.  The Amendment and the Share Exchange Agreement, Management Services Agreement, and Right of First Refusal Agreements dated August 24, 2007 are the only agreements between the parties.

Agreed,

IA Global By: /s/ Brian Hoesktra Name: Brian Hoekstra	Ray Pedersen By: /s/ Ray Pedersen Ray Pedersen	Slate Consulting Co Ltd By: /s/ Ray Pedersen Ray Pedersen , Chief Executive Officer